UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2006
_________________________

Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement, Option Agreement, and Escrow Agreement with Mr. Bradley

In connection with the appointment of Wade R. Bradley as Chief Executive Officer and President and as further described under Item 5.02 below, the contents of which are incorporated hereunder by reference, on October 24, 2006, Mr. Bradley and the Company entered into an employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Mr. Bradley agreed to begin working for the Company on a date determined by him and in no event later than November 6, 2006 (the "Effective Date").

The material terms of the agreement include the following:

1. Appointment. Beginning on the Effective Date, Mr. Bradley will serve as President and Chief Executive Officer of the Company. The Company's Board of Directors (the "Board") is obligated to nominate him to serve on the Board. Subject to shareholder elections, he will serve on the Board through the term of his employment, with no additional compensation for services as a director.

2. Base Salary. Mr. Bradley’s initial base salary will be $240,000 per year. The Board may increase his base salary from time to time.

3. Annual Bonuses. Beginning with the Company's fiscal year which commences on January 1, 2007, Mr. Bradley is entitled to receive a bonus of up to 30% of his base salary ($72,000), upon the achievement of annual performance benchmarks, to be set by the Board from time to time in advance of each fiscal year.

4. Inducement Stock Option Grant. Mr. Bradley is entitled to receive stock options to purchase 500,000 shares of the Company’s common stock, which will represent approximately 2.17% of the Company’s fully diluted capital stock. The options will not constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986.  The options shall vest in installments in accordance with the schedule below:

•	100,000 shares shall vest on February 6, 2007

•	100,000 shares shall vest on November 6, 2007

•	100,000 shares shall vest on November 6, 2008

•	100,000 shares shall vest on November 6, 2009

•	100,000 shares shall vest on November 6, 2010

The exercise price per option shall be equal to the closing sale price of the Company’s common stock on October 24, 2006. The number of shares subject to the options will be equitably adjusted in the event of any stock split, stock dividend, reverse stock split or other similar event. The terms and conditions of the options are included in a separate option grant agreement substantially in the form attached hereto as Exhibit 10.2.

5. Standard Benefits. Mr. Bradley will be eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company.

6. Vacation. Mr. Bradley will be entitled to 20 business days of paid vacation per calendar year.

7. Company Car. The Company shall reimburse Mr. Bradley for the amount required to lease an automobile of Mr. Bradley’s choice up to a maximum of $500 per month. In addition, the Company will reimburse Mr. Bradley, up to a maximum of $1,000 per year, for the following properly documented expenses related to such automobile: (i) service, (ii) maintenance, (iii) repair and (iv) excess mileage fees required by the automobile lease, if such excess mileage is the result of required business travel by Mr. Bradley on behalf of the Company.

8. Term. The employment agreement expires on the third anniversary of the Effective Date, subject to automatic renewal for a one-year term unless either party has given the other 60 days’ prior written notice.

9. Severance. Mr. Bradley will be entitled to certain severance payments and other rights if his employment is terminated: (i) by the Company without “Cause,” as that term is defined in his agreement, (ii) by Mr. Bradley for “Good Reason,” as that term is defined in his agreement, or (iii) non-renewal other than for “Cause.” In each such instance, Mr. Bradley’s severance benefits will be as follows:

•	Salary. Any unpaid base salary through the date of termination.

•	Vacation. Any earned but unused vacation time.

•	Severance Payment. He will be entitled to an amount equal to twelve months of base salary payable over the 12-month period immediately following termination.

•
To secure the Company’s obligation to make the Severance Payment, within seven days after the Effective Date, the Company shall deposit, at its election, either (1) cash in the amount of Two Hundred Forty Thousand Dollars ($240,000) or (2) an irrevocable letter of credit with a face amount of Two Hundred Forty Thousand Dollars ($240,000), with an agreed upon escrow agent who shall hold such funds (or letter of credit) in escrow pursuant to the terms and conditions contained in the escrow agreement substantially in the form of Exhibit 10.3 attached hereto. The escrow agreement provides different scenarios upon which either the Company or Mr. Bradley shall be entitled to interest on the escrowed funds.

•
Options. All unvested options shall immediately vest and, together with the previously vested options, must be exercised during the 60 days immediately following the date of termination (and if not so exercised, all such options shall automatically and irrevocably terminate).

10. Additional Covenants. The employment agreement contains restrictive covenants, including anti-solicitation provisions extending one year after termination of his employment, as well as standard confidentiality obligations.

In connection with the resignation of Jay S. Potter as Interim Chief Executive Officer, the Board has informally agreed to negotiate with Mr. Potter for a severance package in an amount to be determined. The Board has agreed to pay, and the Company has been paying, a monthly salary of $10,000 to Mr. Potter for his services as Interim Chief Executive Officer.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, the contents of which are incorporated herein by reference, regarding the grant of options by the Company to Mr. Bradley.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Potter’s Resignation. On October 24, 2006, Jay Potter agreed to resign as the Company’s interim Chief Executive Officer effective on the date that Mr. Bradley begins working as the Company's Chief Executive Officer and President, but no later than November 6, 2006.

Appointment of Mr. Bradley. On October 24, 2006, the Board of Directors of the Company agreed to appoint Wade R. Bradley as the Company’s Chief Executive Officer and President, effective on the date determined by Mr. Bradley, but no later than November 6, 2006.

Mr. Bradley’s Business Experience. Mr. Bradley served as President of the Retail and Wholesale Group from November 2005 to November 2006, and as Vice President of the Consumer Products Group from June 2000 to November 2005, of Oil-Dri Corporation of America (NYSE:ODC). He worked at various other positions with Oil-Dri from 1990 to 2000. Mr. Bradley began his career at the public accounting firm of Arthur Young & Company in their Entrepreneurial Services Group. He then worked as the Executive Director of a Non-Profit organization that assisted disadvantaged youths in furthering their education. Mr. Bradley received his Bachelor of Science in Accountancy from University of Illinois. He then attended the Harvard Business School for a Master of Business Administration with an emphasis on General Management, Marketing, Small Business and Start-up Ventures.

Certain Relationships and Transactions. There are no material relationships between Mr. Bradley and the Company other than Mr. Bradley’s position with the Company and the agreements described above at Item 1.01.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Employment Agreement dated as of October 24, 2006 with Wade R. Bradley

10.2	Form of Option Agreement dated as of October 24, 2006 with Wade R. Bradley

10.3	Form of Escrow Agreement dated as of October 24, 2006 with Wade R. Bradley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Electric Aquagenics Unlimited, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2006	ELECTRIC AQUAGENICS UNLIMITED, INC.

By: /s/ Jay S. Potter
Jay S. Potter
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Employment Agreement dated as of October 24, 2006 with Wade R. Bradley

10.2	Form of Option Agreement dated as of October 24, 2006 with Wade R. Bradley

10.3	Form of Escrow Agreement dated as of October 24, 2006 with Wade R. Bradley